Exhibit (c)(v) Citi Corporate & Investment Banking | Global Media & Communications Group October 2017 Draft For Discussion Purposes Discussion Materials Strictly Private and Confidential Exhibit (c)(v) Citi Corporate & Investment Banking | Global Media & Communications Group October 2017 Draft For Discussion Purposes Discussion Materials Strictly Private and Confidential

Draft For RLJE Price Performance Discussion Purposes Price History Since 10/4/2012 Oct 4, 2012: Jun 28, 2013: Sep 11, 2014: May 20, 2015: Jan 15, 2016: Jun 9, 2016: Oct 17, 2016: Jan 17, 2017: Feb 6, 2017: May 11, 2017: Aug 10, 2017: First trading day Financial Announced Completes Receives Announces Announces debt Announced GAMCO files RLJE reports RLJE reports following acquisition obligation and debt capital delisting 1:3 reverse transaction with higher than 13D and Q1 2017 Q2 2017 of Image credit facility refinancing restructuring warning letter stock split AMCX, stock rises expected announces Results Results Entertainment and agreement through sale from NASDAQ 14%, but subsequently Q4’16 ending ~5% stake, Acorn Media by modified of warrants for trading trades back down in SVOD stock RLJ SPAC and preferred below $1 the following days subscribers increases 9% $30.00 $25.00 LTM Stock Price Performance Jan 17, 2017 Feb 6, 2017 May 11, 2017 Aug 10, 2017 $20.00 150% 120% Trading Statistics 90% 88.2% $15.00 (1) Beta 0.55 60% S&P 500 Short Interest 0.9% 30% 19.2% Avg. Abs. Daily Price 0% 3.8% $10.00 Change (30%) Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 LTM Average Daily 2.4% Volume / Public Float $5.00 $3.35 $0.00 Oct-12 Feb-13 Jun-13 Oct-13 Feb-14 Jun-14 Oct-14 Feb-15 Jun-15 Oct-15 Feb-16 Jun-16 Oct-16 Feb-17 Jun-17 Oct-17 Source: Company filings, Factset, Bloomberg. Note: Market data as of 10/23/2017. 1 Draft For RLJE Price Performance Discussion Purposes Price History Since 10/4/2012 Oct 4, 2012: Jun 28, 2013: Sep 11, 2014: May 20, 2015: Jan 15, 2016: Jun 9, 2016: Oct 17, 2016: Jan 17, 2017: Feb 6, 2017: May 11, 2017: Aug 10, 2017: First trading day Financial Announced Completes Receives Announces Announces debt Announced GAMCO files RLJE reports RLJE reports following acquisition obligation and debt capital delisting 1:3 reverse transaction with higher than 13D and Q1 2017 Q2 2017 of Image credit facility refinancing restructuring warning letter stock split AMCX, stock rises expected announces Results Results Entertainment and agreement through sale from NASDAQ 14%, but subsequently Q4’16 ending ~5% stake, Acorn Media by modified of warrants for trading trades back down in SVOD stock RLJ SPAC and preferred below $1 the following days subscribers increases 9% $30.00 $25.00 LTM Stock Price Performance Jan 17, 2017 Feb 6, 2017 May 11, 2017 Aug 10, 2017 $20.00 150% 120% Trading Statistics 90% 88.2% $15.00 (1) Beta 0.55 60% S&P 500 Short Interest 0.9% 30% 19.2% Avg. Abs. Daily Price 0% 3.8% $10.00 Change (30%) Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 LTM Average Daily 2.4% Volume / Public Float $5.00 $3.35 $0.00 Oct-12 Feb-13 Jun-13 Oct-13 Feb-14 Jun-14 Oct-14 Feb-15 Jun-15 Oct-15 Feb-16 Jun-16 Oct-16 Feb-17 Jun-17 Oct-17 Source: Company filings, Factset, Bloomberg. Note: Market data as of 10/23/2017. 1

RLJE Summary Financials

Draft For Discussion Purposes

Revenue
($ in mm)


$165
$41
$8
$115
$138
$33
$9
$4
$91
$125
$28
$3
$8
$86
$99
$3
$8
$88
$80
$16
$64
$79
$22
$57
2013
2014
2015
PF 2015
2016
Q2 '17 LTM
Distribution
SVOD Platform
IP Licensing
Other Direct To Consumer (Discontinued)

Total Subscribers (in 000s)

57	118	195	200	450	550

Capex & Content Spend
($ in mm)


$51
$1
$50
$46
$2
$45
$41
$2
$39
$41
$2
$39
$35
$1
$34
$44
$2
$42
2013
2014
2015
PF 2015
2016
Q2 '17 LTM
Capex
Cash Content Spend

% of Revenue

31%	34%	33%	41%	44%	55%

EBITDA
($ in mm)


$14
$1
$4
$9
$10
$5
$8
($3)
($0)
$7
$3
$9
($3)
($1)
$5
$1
$5
($1)
$13
$2
$7
$4
$17
$2
$10
$5
2013
2014
2015
PF 2015
2016
Q2 '17 LTM
Distribution
SVOD Platform
IP Licensing
Other Direct To Consumer (Discontinued)

Growth (%)

49%	(30%)	(21%)	NA	74%	33%

% Margin

8%	7%	6%	5%	16%	22%

Levered FCF
($ in mm)


$6
$1
($11)
($7)
($3)
($8)
2013
2014
2015
PF 2015
2016
Q2 '17 LTM

2

Source: Company Financials.

Draft For RLJE Cost Basis Analysis Discussion Purposes Volume Weighted Average Price Cost Basis by Key Shareholder (000s of shares) 12 months Number of Shares Fully Diluted Cost Common Preferred Warrants Date of Investment VWAP: $2.39 Ownership Basis Holder 2,839 2,706 1,588 Made initial investment in AMCX 2.7 -- 18.3 56.2% $3.00 October 2016 540 310 222 9 months Bob Johnson 6.8 -- 1.5 22.2 30.00 October 2012 VWAP: $2.75 2,706 1,588 Main shareholder in Image Entertainment, which was JH Investments 0.7 3.3 0.7 3.8 30.00 540 acquired by RLJ SPAC in 310 175 222 October 2012 6 months Invested in the 2015 Private Wolverine -- 1.7 0.4 1.1 1.05 Placement of VWAP: $3.12 convertible preferred 1,455 540 310 Sudbury 0.1 1.0 0.2 3.3 3.00 October 2016 222 0 0 3 months VWAP: $3.58 Dayton Judd 0.1 -- -- 0.1 3.00 October 2016 348 289 98 222 0 0 Accumulated position in GAMCO 0.5 -- -- 1.3 2.50 market during 1H 2017 Note: Market data as of 10/23/2017. 3 Draft For RLJE Cost Basis Analysis Discussion Purposes Volume Weighted Average Price Cost Basis by Key Shareholder (000s of shares) 12 months Number of Shares Fully Diluted Cost Common Preferred Warrants Date of Investment VWAP: $2.39 Ownership Basis Holder 2,839 2,706 1,588 Made initial investment in AMCX 2.7 -- 18.3 56.2% $3.00 October 2016 540 310 222 9 months Bob Johnson 6.8 -- 1.5 22.2 30.00 October 2012 VWAP: $2.75 2,706 1,588 Main shareholder in Image Entertainment, which was JH Investments 0.7 3.3 0.7 3.8 30.00 540 acquired by RLJ SPAC in 310 175 222 October 2012 6 months Invested in the 2015 Private Wolverine -- 1.7 0.4 1.1 1.05 Placement of VWAP: $3.12 convertible preferred 1,455 540 310 Sudbury 0.1 1.0 0.2 3.3 3.00 October 2016 222 0 0 3 months VWAP: $3.58 Dayton Judd 0.1 -- -- 0.1 3.00 October 2016 348 289 98 222 0 0 Accumulated position in GAMCO 0.5 -- -- 1.3 2.50 market during 1H 2017 Note: Market data as of 10/23/2017. 3

RLJE Analysis at Various Prices

Draft For Discussion Purposes

($ in mm)		Current			
Implied Share Price		**$3.35**	**$3.75**	**$4.00**	**$4.25**
Basic Shares		13.6	14.0	14.0	14.0
(+) Net Warrants & RSUs		2.2	20.5 (1)	20.7 (1)	20.8 (1)
TSM Shares		15.8	34.5	34.7	34.8
	Price				
% Premium to Current	**$3.35**	--	*12%*	*19%*	*27%*
% Premium / (Discount) to 52 Week High	4.46	*(25)*	*(16)*	*(10)*	*(5)*
% Premium to 52 Week Low	1.34	*150*	*180*	*199*	*217*
% Premium / (Discount) to VWAP					
30-Day	$3.51	*(4%)*	*7%*	*14%*	*21%*
90-Day	3.58	*(7)*	*5*	*12*	*19*
1-Year	2.39	*40*	*57*	*67*	*78*
Common Equity Value		**$53**	**$129**	**$139**	**$148**
(+) Preferred Equity		20 (2)	25	26	28
(+) CoC Premium on Preferred		--	6	7	7
(+) Net Debt		66	11 (1)	11 (1)	11 (1)
(-) Unconsolidated Agatha Christie Investment @ Book		(18)	(18)	(18)	(18)
Firm Value		**$121**	**$154**	**$165**	**$176**
Market Multiples	Metric				
FV / EBITDA					
Adj. LTM	$17.9	6.8x	8.6x	9.2x	9.9x

Source: FactSet,Company Financials.
Note: Market data as of 10/23/2017. Preferred Equity shown at market value.
(1) Assumes exercise of AMC warrants.
(2) RJ converted preferred shares at $3.00.

4

citi

Draft For RLJE Ownership at Various Prices Discussion Purposes (1)(2) (1) Fully Diluted Ownership Proceeds by Major Shareholder ($ in mm, except for per share data) (Shares and US$ in millions) RLJE currently R LJE Offer P rice trading at $3.35 $ 3.35 $ 3.75 $ 4.00 $ 4.25 B y C lass Number of Shares Shares ($) % of O/S Shares ($) % of O/S Shares ($) % of O/S Shares ($) % of O/S Common Preferred Warrants Options Fully Diluted AM CX 2.7 18.3 21.0 21.0 $70.4 56.2% 21.0 $78.8 56.2% 21.0 $84.0 56.2% 21.0 $89.3 56.2% Preferred 6.6 6.6 -- -- -- -- -- -- -- -- -- -- -- -- 2015 Warrants $1.50 1.5 1.5 1.5 2.7 3.9% 1.5 3.3 3.9% 1.5 3.6 3.9% 1.5 4.0 3.9% 2.37 0.2 0.2 0.2 0.1 0.4 0.2 0.2 0.4 0.2 0.2 0.4 0.2 0.3 0.4 3.00 1.5 1.5 1.5 0.5 4.0 1.5 1.1 4.0 1.5 1.5 4.0 1.5 1.9 4.0 Options Granted in 2017 $2.66 0.7 0.7 0.7 0.5 1.9 0.7 0.8 1.9 0.7 0.9 1.9 0.7 1.1 1.9 3.00 0.7 0.7 0.7 0.2 1.9 0.7 0.5 1.9 0.7 0.7 1.9 0.7 0.9 1.9 (3) Public 11.9 11.9 11.9 39.8 31.8 11.9 44.5 31.8 11.9 47.5 31.8 11.9 50.4 31.8 Fully Diluted Total 14.6 6.6 21.4 1.4 44.0 37.4 $114.2 100.0% 37.4 $129.2 100.0% 37.4 $138.5 100.0% 37.4 $147.9 100.0% B y H o lder Number of Shares Common Preferred Warrants Options Fully Diluted AM CX 2.7 -- 18.3 -- 21.0 21.0 $70.4 56.2% 21.0 $78.8 56.2% 21.0 $84.0 56.2% 21.0 $89.3 56.2% Bob Johnson 6.8 -- 1.5 -- 8.3 8.3 23.3 22.2 8.3 26.6 22.2 8.3 28.7 22.2 8.3 30.7 22.2 JH Investments 0.7 3.3 0.7 -- 4.7 1.4 3.7 3.8 1.4 4.2 3.8 1.4 4.6 3.8 1.4 4.9 3.8 Wolverine -- 1.7 0.4 -- 2.1 0.4 0.7 1.1 0.4 0.9 1.1 0.4 1.0 1.1 0.4 1.1 1.1 Sudbury 0.1 1.0 0.2 -- 1.2 0.3 0.7 0.8 0.3 0.8 0.8 0.3 0.9 0.8 0.3 1.0 0.8 Dayton Judd 0.1 -- -- -- 0.1 0.1 0.2 0.1 0.1 0.2 0.1 0.1 0.2 0.1 0.1 0.2 0.1 Peter Edwards 0.2 0.2 0.1 0.5 0.3 0.8 0.7 0.3 0.9 0.7 0.3 0.9 0.7 0.3 1.0 0.7 M orris Goldfarb 0.1 0.4 0.1 -- 0.6 0.2 0.3 0.4 0.2 0.4 0.4 0.2 0.4 0.4 0.2 0.5 0.4 GAM CO 0.5 -- -- -- 0.5 0.5 1.7 1.3 0.5 1.9 1.3 0.5 2.0 1.3 0.5 2.1 1.3 M iguel Penella 0.5 -- -- 1.4 1.9 1.9 2.5 5.2 1.9 3.3 5.2 1.9 3.8 5.2 1.9 4.2 5.2 (3) Public 2.9 0.02 0.1 -- 3.1 3.1 10.1 8.2 3.1 11.3 8.2 3.1 12.0 8.2 3.1 12.8 8.2 Fully Diluted Total 14.6 6.6 21.4 1.4 44.0 37.4 $114.2 100.0% 37.4 $129.2 100.0% 37.4 $138.5 100.0% 37.4 $147.9 100.0% Source: Company Filings. Parties to Stockholders Agreement (1) Excludes 2012 Warrants. Face value of preferred includes accrued dividends. (2) Proceeds shown are net of the strike price paid for the exercise of options and warrants. 5 (3) Includes Restricted Service Shares and Restricted Performance Shares. Draft For RLJE Ownership at Various Prices Discussion Purposes (1)(2) (1) Fully Diluted Ownership Proceeds by Major Shareholder ($ in mm, except for per share data) (Shares and US$ in millions) RLJE currently R LJE Offer P rice trading at $3.35 $ 3.35 $ 3.75 $ 4.00 $ 4.25 B y C lass Number of Shares Shares ($) % of O/S Shares ($) % of O/S Shares ($) % of O/S Shares ($) % of O/S Common Preferred Warrants Options Fully Diluted AM CX 2.7 18.3 21.0 21.0 $70.4 56.2% 21.0 $78.8 56.2% 21.0 $84.0 56.2% 21.0 $89.3 56.2% Preferred 6.6 6.6 -- -- -- -- -- -- -- -- -- -- -- -- 2015 Warrants $1.50 1.5 1.5 1.5 2.7 3.9% 1.5 3.3 3.9% 1.5 3.6 3.9% 1.5 4.0 3.9% 2.37 0.2 0.2 0.2 0.1 0.4 0.2 0.2 0.4 0.2 0.2 0.4 0.2 0.3 0.4 3.00 1.5 1.5 1.5 0.5 4.0 1.5 1.1 4.0 1.5 1.5 4.0 1.5 1.9 4.0 Options Granted in 2017 $2.66 0.7 0.7 0.7 0.5 1.9 0.7 0.8 1.9 0.7 0.9 1.9 0.7 1.1 1.9 3.00 0.7 0.7 0.7 0.2 1.9 0.7 0.5 1.9 0.7 0.7 1.9 0.7 0.9 1.9 (3) Public 11.9 11.9 11.9 39.8 31.8 11.9 44.5 31.8 11.9 47.5 31.8 11.9 50.4 31.8 Fully Diluted Total 14.6 6.6 21.4 1.4 44.0 37.4 $114.2 100.0% 37.4 $129.2 100.0% 37.4 $138.5 100.0% 37.4 $147.9 100.0% B y H o lder Number of Shares Common Preferred Warrants Options Fully Diluted AM CX 2.7 -- 18.3 -- 21.0 21.0 $70.4 56.2% 21.0 $78.8 56.2% 21.0 $84.0 56.2% 21.0 $89.3 56.2% Bob Johnson 6.8 -- 1.5 -- 8.3 8.3 23.3 22.2 8.3 26.6 22.2 8.3 28.7 22.2 8.3 30.7 22.2 JH Investments 0.7 3.3 0.7 -- 4.7 1.4 3.7 3.8 1.4 4.2 3.8 1.4 4.6 3.8 1.4 4.9 3.8 Wolverine -- 1.7 0.4 -- 2.1 0.4 0.7 1.1 0.4 0.9 1.1 0.4 1.0 1.1 0.4 1.1 1.1 Sudbury 0.1 1.0 0.2 -- 1.2 0.3 0.7 0.8 0.3 0.8 0.8 0.3 0.9 0.8 0.3 1.0 0.8 Dayton Judd 0.1 -- -- -- 0.1 0.1 0.2 0.1 0.1 0.2 0.1 0.1 0.2 0.1 0.1 0.2 0.1 Peter Edwards 0.2 0.2 0.1 0.5 0.3 0.8 0.7 0.3 0.9 0.7 0.3 0.9 0.7 0.3 1.0 0.7 M orris Goldfarb 0.1 0.4 0.1 -- 0.6 0.2 0.3 0.4 0.2 0.4 0.4 0.2 0.4 0.4 0.2 0.5 0.4 GAM CO 0.5 -- -- -- 0.5 0.5 1.7 1.3 0.5 1.9 1.3 0.5 2.0 1.3 0.5 2.1 1.3 M iguel Penella 0.5 -- -- 1.4 1.9 1.9 2.5 5.2 1.9 3.3 5.2 1.9 3.8 5.2 1.9 4.2 5.2 (3) Public 2.9 0.02 0.1 -- 3.1 3.1 10.1 8.2 3.1 11.3 8.2 3.1 12.0 8.2 3.1 12.8 8.2 Fully Diluted Total 14.6 6.6 21.4 1.4 44.0 37.4 $114.2 100.0% 37.4 $129.2 100.0% 37.4 $138.5 100.0% 37.4 $147.9 100.0% Source: Company Filings. Parties to Stockholders Agreement (1) Excludes 2012 Warrants. Face value of preferred includes accrued dividends. (2) Proceeds shown are net of the strike price paid for the exercise of options and warrants. 5 (3) Includes Restricted Service Shares and Restricted Performance Shares.

Draft For RLJE Shareholder Proceeds at Various Prices Discussion Purposes (1) (1) Proceeds by Major Shareholder Proceeds by Major Shareholder ($ in mm, except for per share data) (Shares and US$ in millions) · Common stock and warrants to be paid in cash – Proceeds to warrant holders equal to the offer price net of the exercise price · Preferred shareholders receive an equivalent per share offer price as common shareholders plus a 25% premium – Face value includes accrued dividends – Value based on shares issued at a $3.00 conversion price RLJE Offe r Pric e $ 3 .3 5 $ 3 .7 5 $ 4 .0 0 $ 4 .2 5 Proc e e ds ($ in mm) Number of Shares Proceeds Proceeds Proceeds Proceeds Warrant Price Common Preferred Warrants Options Common PreferredWarrantsOptions Total Common PreferredWarrantsOptions Total Common PreferredWarrantsOptions Total Common PreferredWarrants Warrants Total Bob Johnson 6.8 -- 1.5 -- $22.8 -- $0.5 -- $23.3 $25.5 -- $1.1 -- $26.6 $27.2 -- $1.5 -- $28.7 $28.9 -- $1.9 -- $30.7 JH Investments 0.7 3.3 0.7 -- 2.3 13.7 1.4 -- 17.3 2.5 15.3 1.7 -- 19.5 2.7 16.3 1.9 -- 20.9 2.9 17.3 2.1 -- 22.3 Wolverine -- 1.7 0.4 -- -- 7.3 0.7 -- 8.0 -- 8.2 0.9 -- 9.1 -- 8.7 1.0 -- 9.7 -- 9.3 1.1 -- 10.4 Sudbury 0.1 1.0 0.2 -- 0.3 4.0 0.4 -- 4.7 0.4 4.5 0.5 -- 5.3 0.4 4.8 0.5 -- 5.6 0.4 5.1 0.6 -- 6.0 Dayton Judd 0.1 -- -- -- 0.2 -- -- -- 0.2 0.2 -- -- -- 0.2 0.2 -- -- -- 0.2 0.2 -- -- -- 0.2 Peter Edwards 0.2 0.2 0.1 -- 0.7 0.9 0.0 -- 1.7 0.8 1.0 0.1 -- 1.9 0.9 1.1 0.1 -- 2.0 0.9 1.2 0.1 -- 2.2 Morris Goldfarb 0.1 0.4 0.1 -- 0.2 1.8 0.1 -- 2.1 0.2 2.0 0.1 -- 2.4 0.3 2.2 0.2 -- 2.6 0.3 2.3 0.2 -- 2.8 GAMCO 0.5 -- -- -- 1.7 -- -- -- 1.7 1.9 -- -- -- 1.9 2.0 -- -- -- 2.0 2.1 -- -- -- 2.1 Miguel Penella 0.5 -- -- 1.4 1.8 -- -- 0.7 2.5 2.0 -- -- 1.3 3.3 2.1 -- -- 1.6 3.8 2.3 -- -- 2.0 4.2 (2) 2.9 0.02 0.1 -- Other Common 9.9 0.1 0.2 -- 10.1 11.0 0.1 0.2 -- 11.4 11.8 0.1 0.3 -- 12.1 12.5 0.1 0.3 -- 12.9 Tota l 14 .6 6 .6 2 1.4 1.4 $40 $28 $3 $1 $72 $45 $31 $5 $1 $81 $47 $33 $5 $2 $88 $50 $35 $6 $2 $94 (% of Tota l Conside ra tion to Inve stor) Bob Johnson 82% -- 18% -- 98% -- 2% -- 33% 96% -- 4% -- 33% 95% -- 5% -- 33% 94% -- 6% -- 33% JH Investments 14 70 16 -- 13 79 8 -- 24 13 78 9 -- 24 13 78 9 -- 24 13 78 9 -- 24 Wolverine -- 81 19 -- -- 91 9 -- 11 -- 90 10 -- 11 -- 90 10 -- 11 -- 89 11 -- 11 Sudbury 8 76 16 -- 7 85 8 -- 7 7 85 9 -- 6 7 84 9 -- 6 7 84 9 -- 6 Morris Goldfarb 100 -- -- -- 100 -- -- -- 0 100 -- -- -- 0 100 -- -- -- 0 100 -- -- -- 0 Peter Edwards 44 45 10 -- 43 54 3 -- 2 42 54 4 -- 2 42 54 4 -- 2 42 54 4 -- 2 GAMCO 11 73 17 -- 10 86 5 -- 3 10 85 6 -- 3 10 84 6 -- 3 10 84 7 -- 3 Miguel Penella 100 -- -- -- 100 -- -- -- 2 100 -- -- -- 2 100 -- -- -- 2 100 -- -- -- 2 Edge Wealth Mgmt 100 -- -- 264 71 -- -- 29 3 61 -- -- 39 4 56 -- -- 44 4 53 -- -- 47 5 (2) 96 0 3 -- 97 1 2 -- 14 97 1 2 -- 14 97 1 2 -- 14 97 1 2 -- 14 Other Common $0 $0 $0 $0 Tota l 33% 15% 49% 3% 56% 39% 5% 1% 10 0% 55% 38% 6% 2% 10 0% 54% 38% 6% 2% 10 0% 54% 38% 7% 2% 10 0 % Source: Company Filings. (1) Excludes 2012 Warrants. Assumes preferred shares redeemed for 125% of offer price; face value of preferred includes accrued dividends. (2) Includes Restricted Service Shares and Restricted Performance Shares. 6 Draft For RLJE Shareholder Proceeds at Various Prices Discussion Purposes (1) (1) Proceeds by Major Shareholder Proceeds by Major Shareholder ($ in mm, except for per share data) (Shares and US$ in millions) · Common stock and warrants to be paid in cash – Proceeds to warrant holders equal to the offer price net of the exercise price · Preferred shareholders receive an equivalent per share offer price as common shareholders plus a 25% premium – Face value includes accrued dividends – Value based on shares issued at a $3.00 conversion price RLJE Offe r Pric e $ 3 .3 5 $ 3 .7 5 $ 4 .0 0 $ 4 .2 5 Proc e e ds ($ in mm) Number of Shares Proceeds Proceeds Proceeds Proceeds Warrant Price Common Preferred Warrants Options Common PreferredWarrantsOptions Total Common PreferredWarrantsOptions Total Common PreferredWarrantsOptions Total Common PreferredWarrants Warrants Total Bob Johnson 6.8 -- 1.5 -- $22.8 -- $0.5 -- $23.3 $25.5 -- $1.1 -- $26.6 $27.2 -- $1.5 -- $28.7 $28.9 -- $1.9 -- $30.7 JH Investments 0.7 3.3 0.7 -- 2.3 13.7 1.4 -- 17.3 2.5 15.3 1.7 -- 19.5 2.7 16.3 1.9 -- 20.9 2.9 17.3 2.1 -- 22.3 Wolverine -- 1.7 0.4 -- -- 7.3 0.7 -- 8.0 -- 8.2 0.9 -- 9.1 -- 8.7 1.0 -- 9.7 -- 9.3 1.1 -- 10.4 Sudbury 0.1 1.0 0.2 -- 0.3 4.0 0.4 -- 4.7 0.4 4.5 0.5 -- 5.3 0.4 4.8 0.5 -- 5.6 0.4 5.1 0.6 -- 6.0 Dayton Judd 0.1 -- -- -- 0.2 -- -- -- 0.2 0.2 -- -- -- 0.2 0.2 -- -- -- 0.2 0.2 -- -- -- 0.2 Peter Edwards 0.2 0.2 0.1 -- 0.7 0.9 0.0 -- 1.7 0.8 1.0 0.1 -- 1.9 0.9 1.1 0.1 -- 2.0 0.9 1.2 0.1 -- 2.2 Morris Goldfarb 0.1 0.4 0.1 -- 0.2 1.8 0.1 -- 2.1 0.2 2.0 0.1 -- 2.4 0.3 2.2 0.2 -- 2.6 0.3 2.3 0.2 -- 2.8 GAMCO 0.5 -- -- -- 1.7 -- -- -- 1.7 1.9 -- -- -- 1.9 2.0 -- -- -- 2.0 2.1 -- -- -- 2.1 Miguel Penella 0.5 -- -- 1.4 1.8 -- -- 0.7 2.5 2.0 -- -- 1.3 3.3 2.1 -- -- 1.6 3.8 2.3 -- -- 2.0 4.2 (2) 2.9 0.02 0.1 -- Other Common 9.9 0.1 0.2 -- 10.1 11.0 0.1 0.2 -- 11.4 11.8 0.1 0.3 -- 12.1 12.5 0.1 0.3 -- 12.9 Tota l 14 .6 6 .6 2 1.4 1.4 $40 $28 $3 $1 $72 $45 $31 $5 $1 $81 $47 $33 $5 $2 $88 $50 $35 $6 $2 $94 (% of Tota l Conside ra tion to Inve stor) Bob Johnson 82% -- 18% -- 98% -- 2% -- 33% 96% -- 4% -- 33% 95% -- 5% -- 33% 94% -- 6% -- 33% JH Investments 14 70 16 -- 13 79 8 -- 24 13 78 9 -- 24 13 78 9 -- 24 13 78 9 -- 24 Wolverine -- 81 19 -- -- 91 9 -- 11 -- 90 10 -- 11 -- 90 10 -- 11 -- 89 11 -- 11 Sudbury 8 76 16 -- 7 85 8 -- 7 7 85 9 -- 6 7 84 9 -- 6 7 84 9 -- 6 Morris Goldfarb 100 -- -- -- 100 -- -- -- 0 100 -- -- -- 0 100 -- -- -- 0 100 -- -- -- 0 Peter Edwards 44 45 10 -- 43 54 3 -- 2 42 54 4 -- 2 42 54 4 -- 2 42 54 4 -- 2 GAMCO 11 73 17 -- 10 86 5 -- 3 10 85 6 -- 3 10 84 6 -- 3 10 84 7 -- 3 Miguel Penella 100 -- -- -- 100 -- -- -- 2 100 -- -- -- 2 100 -- -- -- 2 100 -- -- -- 2 Edge Wealth Mgmt 100 -- -- 264 71 -- -- 29 3 61 -- -- 39 4 56 -- -- 44 4 53 -- -- 47 5 (2) 96 0 3 -- 97 1 2 -- 14 97 1 2 -- 14 97 1 2 -- 14 97 1 2 -- 14 Other Common $0 $0 $0 $0 Tota l 33% 15% 49% 3% 56% 39% 5% 1% 10 0% 55% 38% 6% 2% 10 0% 54% 38% 6% 2% 10 0% 54% 38% 7% 2% 10 0 % Source: Company Filings. (1) Excludes 2012 Warrants. Assumes preferred shares redeemed for 125% of offer price; face value of preferred includes accrued dividends. (2) Includes Restricted Service Shares and Restricted Performance Shares. 6

RJ Pro Forma Ownership Calculation

Draft For Discussion Purposes

RLJE Firm Value Calculation
(Based on $4.00 offer price)

Offer Price	**$4.00**
Basic Shares	14.0
(+) Net Warrants & RSUs	20.7
TSM Shares	34.7
% Premium to Current	**19%**
% Premium / (Discount) to 52 Week High	*(10)*
% Premium to 52 Week Low	*199*
% Premium / (Discount) to VWAP	
30-Day	*14%*
90-Day	*12*
1-Year	*67*
Common Equity Value	**$139**
(+) Preferred Equity	26
(+) CoC Premium on Preferred	7
(-) Cash	(12)
(+) Debt	23
(-) Unconsolidated Agatha Christie Investment @ Book	(18)
Firm Value	**$165**

Pro Forma RLJE Firm Value to Equity Bridge

- RJ's pro forma equity ownership % will need to be calculated based on the pro forma capital structure

Firm Value	**$165**
(-) Preferred Equity	--
(-) CoC Premium on Preferred	--
(+) Cash	12
(-) Debt	(23)
(+) Unconsolidated Agatha Christie Investment @ Book	18
Adjusted Equity Value	**$172**
RJ Equity Stake	$28.7
PF Ownership	
RJ	*16.7%*
AMC	*83.3*

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Pro Forma Impact on AMC

Draft For Discussion Purposes

	100% Cash	100% Stock
Overview		
• RLJE acquired for $4.00 per share (19% premium) with preferred shares put at $33mm ($26mm fair value of preferred at offer price + 25% premium)		
Consideration Mix		
Common Equity Holders		
AMCX Stock		
Class A - 1 vote per share	--	$26
Number of shares (thousands)	--	*449*
Class B - 10 votes per share	--	--
Cash	$26	--
RLJE stock (Paid to Robert Johnson)	$29	$29
Preferred Equity Holders		
Cash [(1)]	$33	$33
Total Consideration	**$88**	**$88**
Total Cash Consideration	*$59*	*$33*
AMCX Ownership		
Economic		
AMCX Public	81%	80%
Dolan Family	19	19
AMCX Total	**100%**	**99%**
RLJE Public Total	--	**1%**
Voting		
AMC Public	31%	31%
Dolan Family	69	68
AMCX Total	**100%**	**100%**
RLJE Public Total	--	**0.3%**
Leverage		
Total Debt / LTM EBITDA	3.1x	3.0x
Net Debt / LTM EBITDA	2.7	2.7

(1) Holders of convertible preferred with conversion price of $3.00, redeemed at 125% of offer price; face value of preferred includes accrued dividends.

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RLJE Proposal Term Sheet

Draft For Discussion Purposes

Offer Price	• RLJE shareholders receive $4.00 per share in cash, a 19% premium to the current share price of $3.35 – Public receives $4.00 per share in cash – RJ receives $4.00 per share in RLJE stock for a total of $28.7mm valued at the merger price (represents ~17% of RLJE) – Preferred shareholders receive an equivalent per share offer price as common shareholders plus a 25% premium (settled in cash; equivalent to $5.00 per share)
Corporate Structure	• RLJE will become a privately held subsidiary of AMC networks • RJ will be the sole non-AMC investor in RLJE • AMC consolidates RLJE for tax purposes
Governance Rights	• Public and RJ will not have representation on the AMC board • RJ will receive board representation on the RLJE board (AMC subsidiary) and certain minority protections • Exit rights could include the ability to convert RLJE shares into AMC shares at a fixed exchange ratio or an agreed valuation

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Draft For Process Overview Discussion Purposes • Approach RJ with proposal to make RLJE a privately held subsidiary of AMC − RJ would retain his $28.7mm of stock (~17% stake in RLJE) − Receives certain minority shareholder protections • After agreeing to high-level terms with RJ (handshake agreement), submit an offer in writing to RLJE’s board to acquire the remaining publicly held shares − Concurrent with letter, AMC to update 13D − RLJE expected to issue press release upon receipt of offer letter; AMC may wish to as well • RLJE expected to form a special committee comprised of independent directors to negotiate with AMC • After completing negotiations with Special Committee, transaction will be put to a vote of all shareholders 10 Draft For Process Overview Discussion Purposes • Approach RJ with proposal to make RLJE a privately held subsidiary of AMC − RJ would retain his $28.7mm of stock (~17% stake in RLJE) − Receives certain minority shareholder protections • After agreeing to high-level terms with RJ (handshake agreement), submit an offer in writing to RLJE’s board to acquire the remaining publicly held shares − Concurrent with letter, AMC to update 13D − RLJE expected to issue press release upon receipt of offer letter; AMC may wish to as well • RLJE expected to form a special committee comprised of independent directors to negotiate with AMC • After completing negotiations with Special Committee, transaction will be put to a vote of all shareholders 10

Draft For Illustrative Process Timeline Discussion Purposes We We We We We We We We We We We ek ek ek ek ek ek ek ek ek ek ek November December January February March April May of of of of of of of of of of of Week Commencing 6 13 20 27 4 11 18 25 1 8 15 22 29 5 12 19 26 5 12 19 26 2 9 16 23 30 7 14 21 28 10/ 10/ 10/ 10/ 11/ 11/ 11/ 11/ 12/ 12/ 12/ 9 16 23 30 6 13 20 27 4 11 18 Deliver Offer Letter Prepare to the Board Minority Protections Term Sheet Receive RLJE DD 2 Weeks Materials Negotiate Shareholder Agreement with Robert Negotiations w ith 11 Weeks Johnson Special Committee Execute Robert Johnson’s Board Meetings / Shareholder Execute Merger Agreement Agreement Prepare Offer Issue Press Release Letter for and File 8-K on RLJE’s Board Announcement Date Negotiations with Special Prepare Committee Proxy Statement / 2 Weeks 13E-3 Board Meetings / Execute File 13E-3 and Merger Receive SEC 12 Weeks Agreement Comments Issue Press Defintive Proxy Release / Statement Mailed to 4 Weeks Complete Shareholders Prior to Proxy Special Meeting Date Statements File Proxy and Shareholder Receive Vote Comments Definitive Proxy Statement Mailed to 11 Shareholders Shareholder Vote Draft For Illustrative Process Timeline Discussion Purposes We We We We We We We We We We We ek ek ek ek ek ek ek ek ek ek ek November December January February March April May of of of of of of of of of of of Week Commencing 6 13 20 27 4 11 18 25 1 8 15 22 29 5 12 19 26 5 12 19 26 2 9 16 23 30 7 14 21 28 10/ 10/ 10/ 10/ 11/ 11/ 11/ 11/ 12/ 12/ 12/ 9 16 23 30 6 13 20 27 4 11 18 Deliver Offer Letter Prepare to the Board Minority Protections Term Sheet Receive RLJE DD 2 Weeks Materials Negotiate Shareholder Agreement with Robert Negotiations w ith 11 Weeks Johnson Special Committee Execute Robert Johnson’s Board Meetings / Shareholder Execute Merger Agreement Agreement Prepare Offer Issue Press Release Letter for and File 8-K on RLJE’s Board Announcement Date Negotiations with Special Prepare Committee Proxy Statement / 2 Weeks 13E-3 Board Meetings / Execute File 13E-3 and Merger Receive SEC 12 Weeks Agreement Comments Issue Press Defintive Proxy Release / Statement Mailed to 4 Weeks Complete Shareholders Prior to Proxy Special Meeting Date Statements File Proxy and Shareholder Receive Vote Comments Definitive Proxy Statement Mailed to 11 Shareholders Shareholder Vote

Draft For Sample Board Proposal Letter Discussion Purposes RLJ Entertainment 8515 Georgia Avenue Suite 650 Silver Spring, MD 20910 November [ ], 2017 Members of the Board: AMC Networks (“AMC”) is pleased to offer to acquire the outstanding shares of common stock of RLJ Entertainment (“RLJE”) not currently owned by AMC at a purchase price of $[ ] per share in cash. Through this offer it is our intention that RLJE becomes a privately owned subsidiary of AMC. We believe that our offer is fair to and in the best interest of RLJE and its public shareholders. Although this transaction does not represent a change of control, this offer price represents a [ ]% premium over [Friday]’s closing price, a [ ]% premium to the average trading price of the common stock for the [last ten days] and a [ ]% premium to AMC’s initial investment price. We believe our proposal makes great sense for RLJE and its future. The competitive demands of the industry including the increasing competition for content and investment needed to scale have convinced us that consolidated ownership of this business is desirable and will assist RLJE in attaining its business objectives. We have reached a preliminary agreement with Robert Johnson with respect to his shares and we expect that his shares will be converted into shares of AMC’s newly acquired RLJE privately held subsidiary. We expect that the Board of Directors of RLJE will form a special committee of independent directors to respond to our proposal on behalf of RLJE’s public shareholders. We also encourage the special committee to retain its own legal and financial advisors to assist in its review. AMC would welcome the opportunity to present its proposal to the special committee as soon as possible. In order to complete this potential transaction, AMC will require certain due diligence items from RLJE management including but not limited to the most recent financial plan. Our entire team, including our legal and financial advisors, looks forward to working with the special committee and its legal and financial advisors to complete a mutually acceptable transaction. In considering our proposal, you should be aware that we are interested only in acquiring the publicly held RLJE shares and we will not sell our stake in RLJE. Concurrently with sending this offer to you, we are filing a 13-D amendment, and as such, we feel compelled to issue a press release. A copy of the press release announcing our intention to commence this process is attached for your information. We expect to issue the press release the morning of November [ ] prior to the opening of trading. Thank you for your consideration. Josh Sapan President and CEO 12 Draft For Sample Board Proposal Letter Discussion Purposes RLJ Entertainment 8515 Georgia Avenue Suite 650 Silver Spring, MD 20910 November [ ], 2017 Members of the Board: AMC Networks (“AMC”) is pleased to offer to acquire the outstanding shares of common stock of RLJ Entertainment (“RLJE”) not currently owned by AMC at a purchase price of $[ ] per share in cash. Through this offer it is our intention that RLJE becomes a privately owned subsidiary of AMC. We believe that our offer is fair to and in the best interest of RLJE and its public shareholders. Although this transaction does not represent a change of control, this offer price represents a [ ]% premium over [Friday]’s closing price, a [ ]% premium to the average trading price of the common stock for the [last ten days] and a [ ]% premium to AMC’s initial investment price. We believe our proposal makes great sense for RLJE and its future. The competitive demands of the industry including the increasing competition for content and investment needed to scale have convinced us that consolidated ownership of this business is desirable and will assist RLJE in attaining its business objectives. We have reached a preliminary agreement with Robert Johnson with respect to his shares and we expect that his shares will be converted into shares of AMC’s newly acquired RLJE privately held subsidiary. We expect that the Board of Directors of RLJE will form a special committee of independent directors to respond to our proposal on behalf of RLJE’s public shareholders. We also encourage the special committee to retain its own legal and financial advisors to assist in its review. AMC would welcome the opportunity to present its proposal to the special committee as soon as possible. In order to complete this potential transaction, AMC will require certain due diligence items from RLJE management including but not limited to the most recent financial plan. Our entire team, including our legal and financial advisors, looks forward to working with the special committee and its legal and financial advisors to complete a mutually acceptable transaction. In considering our proposal, you should be aware that we are interested only in acquiring the publicly held RLJE shares and we will not sell our stake in RLJE. Concurrently with sending this offer to you, we are filing a 13-D amendment, and as such, we feel compelled to issue a press release. A copy of the press release announcing our intention to commence this process is attached for your information. We expect to issue the press release the morning of November [ ] prior to the opening of trading. Thank you for your consideration. Josh Sapan President and CEO 12

Appendix Appendix

Draft For Capitalization Table Discussion Purposes ($ in mm) Maturity x Interest Rate x 6/30/2017 Cash & Cash Equivalents $12.2 AMC Term Loan Tranche A Beginning June 30, 2020 7.00% $23.0 AMC Term Loan Tranche B Beginning October 14, 2021 6.00 55.0 Total Debt $78.0 Net Debt FY 2016 H1 2016 H1 2017 65.8 Preferred Equity Beginning May 20, 2020 8.00% $19.9 Total Debt (Incl. Preferred) $97.9 Net Debt (Incl. Preferred) FY 2016 H1 2016 H1 2017 85.7 LTM Adj. EBITDA $13.1 ($0.8) $4.0 $17.9 Leverage Stats Total Debt / LTM Adj. EBITDA 4.4x Net Debt / LTM Adj. EBITDA 3.7 Total Debt (Incl. Preferred) / LTM Adj. EBITDA 5.5x Net Debt (Incl. Preferred) / LTM Adj. EBITDA 4.8 13 Source: Company Filings. Draft For Capitalization Table Discussion Purposes ($ in mm) Maturity x Interest Rate x 6/30/2017 Cash & Cash Equivalents $12.2 AMC Term Loan Tranche A Beginning June 30, 2020 7.00% $23.0 AMC Term Loan Tranche B Beginning October 14, 2021 6.00 55.0 Total Debt $78.0 Net Debt FY 2016 H1 2016 H1 2017 65.8 Preferred Equity Beginning May 20, 2020 8.00% $19.9 Total Debt (Incl. Preferred) $97.9 Net Debt (Incl. Preferred) FY 2016 H1 2016 H1 2017 85.7 LTM Adj. EBITDA $13.1 ($0.8) $4.0 $17.9 Leverage Stats Total Debt / LTM Adj. EBITDA 4.4x Net Debt / LTM Adj. EBITDA 3.7 Total Debt (Incl. Preferred) / LTM Adj. EBITDA 5.5x Net Debt (Incl. Preferred) / LTM Adj. EBITDA 4.8 13 Source: Company Filings.

Premiums Paid in Selected Squeeze Out Transactions

Draft For Discussion Purposes

Annc. Date	Target	Acquiror	Deal Value ($ mm)	Acquiror Voting %	Offer Price	Unaffected Premium to 1 Day	Unaffected Premium to 1 Month	Cash / Stock Mix
2017								
07/06/2017	HSN Inc	Liberty Interactive Corp	$1,307	38%	$40.36	29%	28%	0 / 100%
06/26/2017	Handy & Harman Ltd	Steel Partners Holdings LP	116	74	37.10	33	39	0 / 100%
04/11/2017	Alliance HealthCare Services Inc	Thai Hot Investment Co Ltd	69	52	13.25	67	77	100 / 0%
01/03/2017	Federal-Mogul Holdings Co.	Icahn Enterprises L.P	304	82	10.00	101	124	100 / 0%
2016								
12/19/2016	Calamos Asset Mgmt., Inc.	Management Buyout	$159	97%	$8.25	12%	19%	100 / 0%
06/03/2016	Talen Energy Corporation	Riverstone Holdings LLC	1,170	35	14.00	56	120	100 / 0%
03/09/2016	Crown Media Holdings, Inc.	Hallmark Cards, Incorporated	176	90	5.05	2	15	100 / 0%
03/07/2016	National Interstate Corporation	American Financial Group, Inc.	311	51	32.50	44	39	100 / 0%
01/19/2016	Rouse Properties, Inc.	Brookfield Asset Mgmt. Inc.	705	34	18.25	35	29	100 / 0%
2015								
06/18/2015	SL Industries, Inc.	Handy & Harman Ltd.	$119	25%	$40.00	38%	22%	100 / 0%
2012								
11/08/2012	Danfoss Power	Danfoss A/S	$690	76%	$58.50	49%	49%	100 / 0%
09/26/2012	American Greetings Corporation	Management Buyout	642	43	19.00	32	33	100 / 0%
02/24/2012	Kenneth Cole Productions	Kenneth Cole	147	89	15.25	17	26	100 / 0%
01/16/2012	Venoco Inc.	Timothy M. Marquez	400	50	12.50	63	69	100 / 0%
2011								
10/03/2011	C&D Technologies	Angelo Gordon	$52	65%	$9.75	18%	18%	100 / 0%
07/12/2011	XO Holdings	ACF Industries	96	92	1.40	84	103	100 / 0%
04/21/2011	CNA Surety	CNA Financial	475	61	26.55	38	49	100 / 0%
02/22/2011	Caraco Pharmaceutical Labs	Sun Pharmaceutical ind.	51	76	5.25	16	16	100 / 0%
01/09/2011	Playboy	Hugh Hefner	137	70	6.15	51	54	100 / 0%
2010								
11/15/2010	Mediacom Communications	Rocco B. Commisso	$3,597	86%	$8.75	28%	25%	100 / 0%
03/21/2010	CNX Gas	CONSOL Energy	965	83	38.25	46	43	100 / 0%
2009								
11/03/2009	Landry's Restaurants	Tilman Fertitta	$157	57%	$24.50	13%	18%	100 / 0%
09/08/2009	Odyssey Re Holdings	Fairfax Financial Holdings	1,098	73	65.00	30	40	100 / 0%
07/13/2009	iBasis	KPN NV	93	56	3.00	33	32	100 / 0%
04/20/2009	The Pepsi Bottling Group, Inc.	PepsiCo, Inc.	5,202	39	36.50	45	87	50 / 50%
04/20/2009	PepsiAmericas, Inc.	PepsiCo, Inc.	2,028	43	28.50	43	79	50 / 50%
03/25/2009	Hearst-Argyle Television	Hearst Corp.	77	76	4.50	115	150	100 / 0%
03/22/2009	Cox Radio	Cox Enterprises	82	96	4.80	45	(6)	100 / 0%
2008								
07/21/2008	Genentech, Inc.	Roche Holding Ltd	$44,052	56%	$95.00	16%	28%	100 / 0%
03/10/2008	Nationwide Financial Services	Nationwide Mutual Insurance	2,440	95	52.25	38	28	100 / 0%
Average (100% Cash Transactions)			$2,169	68%		43%	49%	-
Average (100% Stock Transactions)			712	56		31	33	-
Averag e(All Transactions)			2,168	66		43	50	-

14
Source: Citi M&A, Deal Point Data, Deal Intelligence, Company Filings.

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Overview of Preferred Shares

Draft For Discussion Purposes

	Series C-1	Series C-2	Series D-1	Series D-2
Owner(s)	Wolverine Asset Management	Sudbury Capital	Subordinated Debt Holders	Peter Edwards, Morris Goldfarb (Bob Johnson converted)
Outstanding (1)	4,000 shares / $4.0mm	2,000 shares / $2.0mm	7,700 shares / $7.7mm	1,500 share / $1.5mm
Fully Diluted O/S	3.7% / 7.1% of non AMCX shares	1.9% / 3.6% of non AMCX shares	7.2% / 13.7% of non AMCX shares	1.4% / 2.7% of non AMCX shares
Maturity	May 19, 2020	May 19, 2020	May 19, 2020	May 19, 2020
Dividend	8% annual paid quarterly with the first dividend payment due July 1, 2017 Cumulative dividends can be paid in cash or stock at the election of the company			
Voting Rights	None	None	None	None
Board Representation	Currently 1 director	Currently 1 director	None	None
Conversion	**Optional:** Face value plus accrued dividend convertible into common stock at a conversion price of $3.00 per share **Maturity:** Redeemable with cash or stock at the company's election; if converted into stock will be done at the lower of $3.00 per share or 85% of 5 day VWAP			
Change of Control	**Redemption:** Holder may require mandatory cash redemption of as converted shares at a 25% premium to the offer price per share, where face value of preferred includes accrued dividends **AMCX Transaction Carve-out:** Acquisition of controlling interest by AMCX as discussed in the investment agreement, including the exercise of warrants to purchase common stock, will not be considered a change of control			
Covenants	• Anti dilution • Limitations on incurrence of indebtedness and liens • Max indebtedness • Board size limited to 7 members • Compliance with NASDAQ corporate governance requirements	• Anti dilution • Limitations on incurrence of indebtedness and liens • Max indebtedness • Board size limited to 7 members • Compliance with NASDAQ corporate governance requirement	• Anti dilution • Limitations on incurrence of indebtedness and liens	• Anti dilution • Limitations on incurrence of indebtedness and liens
Limitations on Conversion	• Shares cannot be converted into common stock if it would result in any holder owning more than 4.99% or 9.99% of common stock outstanding immediately following the transaction – Limit elected by holder at original issuance • Does not apply to holder that is a director or director by designation of the company or any of its subsidiaries			
Corresponding 2015 Warrants	• $1.50 exercise price			• Edwards / Goldfarb - $2.37 exercise

Source: Company Filings.
(1) Face value excluding impact of accrued dividends.

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Draft For Preferred Shares – Change of Control Condition Discussion Purposes · All series of existing preferred shares have a change of control provision that allows the holder to force RLJE to redeem the share for cash at 125% of the greater of face or offer value in the event of a change of control · Based on the definitions from the preferred stock’s Certificate of Designations for a Change of Control and Fundamental Transaction (shown below): – Exercise of AMCX’s existing warrants would not constitute a change of control – A change of control would occur if AMCX were to acquire the remaining shares of RLJE it did not own following the exercise of the warrants Any fundamental transaction except: Change of Control · Any merger of the company with any of its direct or indirect wholly-owned subsidiaries · Any reorganization, recapitalization or reclassification of the shares of common stock in which holders of 50% of the company’s voting power immediately prior to such transaction continue, after the transaction, to hold publicly traded securities and, directly or indirectly, are, in all material respects, such holders of the voting power of the surviving entity · A migratory merger effected solely for the purposes of changing the jurisdiction or incorporation of the company or any of its subsidiaries · Merger in connection with a bona fide acquisition by the company of a person in which the gross consideration paid is not greater than 20% of the company’s market capitalization and the merger does not result in any change to the identity of the board or directors of any of the senior management of the company or a replacement as one time or within a one year period of more than half of the members of the board of directors which is not approved by a majority of the members of the Board of Directors on the initial issuance date · The transaction contemplated in the Investment Agreement between AMCX and RLJE (dated 8/19/2016), including in connection with the exercise of any warrants AMCX to purchase common stock issued to AMCX will not be considered a change of control Exception · Consolidate or merge into an other Person Fundamental Transaction · Sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other person · Assist or agree to assist any other Person to make a purchase, tender or exchange offer that is accepted by such holders of >50% of the outstanding voting stock in the company (not including any shares held by the Person making the purchase, tender or exchange offer) · Consummate a stock or share purchase agreement or other business combination with any other person whereby such other person acquires more than 50% of the outstanding voting stock of the company (not including any shares held by the person making the stock or share purchase agreement or other business combination) · Directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the common stock (which shall not include a reverse stock split) 16 Source: Company Filings. Draft For Preferred Shares – Change of Control Condition Discussion Purposes · All series of existing preferred shares have a change of control provision that allows the holder to force RLJE to redeem the share for cash at 125% of the greater of face or offer value in the event of a change of control · Based on the definitions from the preferred stock’s Certificate of Designations for a Change of Control and Fundamental Transaction (shown below): – Exercise of AMCX’s existing warrants would not constitute a change of control – A change of control would occur if AMCX were to acquire the remaining shares of RLJE it did not own following the exercise of the warrants Any fundamental transaction except: Change of Control · Any merger of the company with any of its direct or indirect wholly-owned subsidiaries · Any reorganization, recapitalization or reclassification of the shares of common stock in which holders of 50% of the company’s voting power immediately prior to such transaction continue, after the transaction, to hold publicly traded securities and, directly or indirectly, are, in all material respects, such holders of the voting power of the surviving entity · A migratory merger effected solely for the purposes of changing the jurisdiction or incorporation of the company or any of its subsidiaries · Merger in connection with a bona fide acquisition by the company of a person in which the gross consideration paid is not greater than 20% of the company’s market capitalization and the merger does not result in any change to the identity of the board or directors of any of the senior management of the company or a replacement as one time or within a one year period of more than half of the members of the board of directors which is not approved by a majority of the members of the Board of Directors on the initial issuance date · The transaction contemplated in the Investment Agreement between AMCX and RLJE (dated 8/19/2016), including in connection with the exercise of any warrants AMCX to purchase common stock issued to AMCX will not be considered a change of control Exception · Consolidate or merge into an other Person Fundamental Transaction · Sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other person · Assist or agree to assist any other Person to make a purchase, tender or exchange offer that is accepted by such holders of >50% of the outstanding voting stock in the company (not including any shares held by the Person making the purchase, tender or exchange offer) · Consummate a stock or share purchase agreement or other business combination with any other person whereby such other person acquires more than 50% of the outstanding voting stock of the company (not including any shares held by the person making the stock or share purchase agreement or other business combination) · Directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the common stock (which shall not include a reverse stock split) 16 Source: Company Filings.

Overview of Warrants

Draft For Discussion Purposes

AMCX Warrants

Exercise Price	$3.00	$3.00	$3.00
Outstanding	3.3mm	10.0mm	5.0mm (1)
Maturity	October 14, 2021	October 14, 2022	October 14, 2023
Rights	• Warrant holders are not entitled to rights including voting rights, dividend or other rights as a stockholder of the company prior to exercise		
Exercise	• Warrants can be exercised through the following methods – Cash payment of exercise price – Surrender of Senior Secured Loans with principal amount and accrued and unpaid interest equal to exercise price – By means of a cashless exercise		
Transfer Restrictions	• The warrants may not be sold, transferred or assigned without the consent of the RLJE		
Anti Dilution	• The strike price of the warrants will adjust to reflect stock dividends, stock splits, dilutive equity issuances and the issuance of options, warrants, or convertibles with a exercise/conversion price lower than the exercise price of the warrants		

2015 Warrants

Exercise Price	$1.50	$2.37	$3.00
Outstanding	1.45mm	0.15mm	1.50mm
Owners	Wolverine Asset Management, Sudbury Capital, JH Partners, others	Peter Edwards, Morris Goldfarb	Bob Johnson / SPAC
Maturity	May 20, 2020		
Rights	• Warrant holders are not entitled to rights including voting rights, dividend or other rights as a stockholder of the company prior to exercise		
Exercise	• Warrants can be exercised for cash or by means of a cashless exercise		
Anti Dilution	• The strike price of the warrants will adjust to reflect stock dividends, stock splits, dilutive equity issuances and the issuance of options, warrants, or convertibles with a exercise/conversion price lower than the exercise price of the warrants		
Limitations on Conversion	• Shares cannot be converted into common stock if it would result in any holder owning more than 4.99% or 9.99% of common stock outstanding immediately following the transaction – Limit elected by holder at original issuance • Does not apply to holder that is a director or director by designation of the company or any of its subsidiaries		

Source: Company Filings.
Note: Excludes 2012 Warrants
(1) Provision that may increase the number of shares acquirable for no additional consideration such that the number of shares acquired plus 15mm equals at least 50.1% of shares outstanding.

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Overview of AMCX Held Term Loans

Draft For Discussion Purposes

AMCX Term Loans to RLJE

Tranche	Tranche A-1	Tranche A-2	Tranche B
Outstanding	$13.0mm	$10.0mm	$55.0mm
Maturity	June 30, 2020	June 20, 2021	October 14, 2023
Interest Rate	• 7% per annum – Paid in common stock, with the number of shares calculated based on a value of $3.00 per share		• 6% per annum – Paid in common stock, with the number of shares calculated based on a value of $3.00 per share
Mandatory Prepayments	• 100% of net proceeds from any asset sales, insurance/condemnation, issuance of debt or exercise of warrants must be used to prepay the term loans		
Financial Statements & Other Reports	• The borrower shall provide to the Administrative Agent and Lender: • Annual and quarterly financial statements • Monthly reports, within 30 days of the end of each month that compare the results of the corresponding periods to the same period in the prior fiscal year and to the financial plan • Simultaneous with the quarterly financial statements, a description of any additions to, or deletions from RLJE's media library since the preceding report • Simultaneous with the annual financial statements, a valuation report prepared by a valuation firm that reflects the fair value of the RLJE's media library and of RLJE's ownership interest in Agatha Christie Limited		

Financial Covenants

Fiscal Year Ending	Fixed Charge Coverage Ratio	Minimum Cash Balance ($ in mm)
12/31/2016	1.00x	$1.0
12/31/2017	1.00	2.0
12/31/2018 and all Years Thereafter	2.00	3.5

Fiscal Year Ending	Senior Leverage Ratio	Total Leverage Ratio
12/31/2016	6.00x	6.75x
12/31/2017	5.75	6.00
12/31/2018	4.00	5.00
12/31/2019 and all Years Thereafter	3.75 - 2.5	4.00

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Key Management

Draft For Discussion Purposes

Name		Position	Biography
Robert L. Johnson		Chairman of the Board	• Mr. Johnson was appointed as the Company's chairman in October 2012 • From November 2010 to October 2012, Mr. Johnson served as the chairman of the board of RLJ Acquisition, Inc., a special purpose acquisition company that created the Company • Mr. Johnson founded The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies and has served as its chairman since February 2003 • Prior to forming The RLJ Companies, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (or BET), which was acquired by Viacom Inc. in 2001 • Mr. Johnson continued to serve as chief executive officer of BET until February 2006
Miguel Penella		Chief Executive Officer	• Mr. Penella was appointed as the Company's Chief Executive Officer on January 18, 2013 • From October 2012 until January 18, 2013, Mr. Penella served as Chief Operating Officer • From April 2007 to October 2012, Mr. Penella served as Chief Executive Officer of Acorn Media Group, Inc., which was acquired by the Company in October 2012 • At Acorn Media Group, Mr. Penella oversaw operations and was the driving force behind the worldwide expansion of both the Acorn and Acacia brands, including the acquisition of 64% of Agatha Christie Limited and the launch of Acorn TV, the Company's first proprietary subscription VOD channel • Mr. Penella came to Acorn from Time-Life where he rose in the ranks from circulation director of the catalog department to director of catalogs for the music division and then to vice president of customer marketing in 2001
Nazir Rostom		Chief Financial Officer	• Mr. Rostom was appointed as the Company's Chief Financial Officer on May 18, 2016 • From January 2014 to May 2016, Mr. Rostom served in senior and executive positions with GetWellNetwork, Inc. ("GWN"), a healthcare solutions provider • During his tenure, Mr. Rostom led various strategic financing, M&A activities, and financial planning and analysis at GWN • Prior to GWN, he was Director of Finance and Assistant Treasurer for GTT Communications, Inc., from September 2011 to January 2014 • Mr. Rostom began his career in investment banking at PriceWaterhouseCoopers

Source: Company website.

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Board of Directors

Draft For Discussion Purposes

Name		Position	Biography
Robert L. Johnson		Chairman of the Board	• Chairman of the Board, previously Chairman of the Board of RLJ Acquisition, Inc. • Founder and previous CEO of Black Entertainment Television (or BET)
Miguel Penella		Chief Executive Officer	• CEO, and previously CEO of Acorn Media Group, Inc., which was acquired by the Company in October 2012
H . Van Sinclair		Director	• Mr. Sinclair has served as president, CEO and general counsel of the RLJ companies since February 2003
John Hsu		Director	• Mr. Hsu manages the treasury operations of AMC Networks Inc. as its Executive Vice President – Treasurer & Financial Strategy
Dayton Judd *		Director	• Mr. Judd is the Founder and Managing Partner of Sudbury Capital Management
Andy Laszlo *		Director	• Mr. Laszlo joined Sun Trust Robinson Humphrey in January 2014 where he serves as Managing Director and Head of Technology, Media & Communications Equity Origination
Arlene Manos		Director	• Ms. Manos joined AMC Networks Inc. in 2002 and is responsible for overseeing the advertising sales efforts for its national cable television networks AMC, IFC, SundanceTV, WE tv, and BBC AMERICA
Scott Royster *		Director	• Mr. Royster is an entrepreneur, and has co-founded two companies, in the education sector – Latimer Education, Inc. and Maarifa Edu Holdings Limited
John Ziegelman *		Director	• Mr. Ziegelman is a portfolio manager for Wolverine Asset Management, LLC

* Independent Director

AMCX Designated Director

Source: Company website.

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